Exhibit 10.5

SHAREHOLDER'S RIGHT PROXY AND OPERATION MANAGEMENT SERVICE AGREEMENT

AMONG

JINHAO NEW ENERGY (ZHAOQING) DEVELOPMENT CO., LTD.

AND

ZHAOQING HAOYAN INDUSTRIAL CO., LTD.

GUANGDONG JINHAO MOTORCYCLE CO., LTD.

19 July 2010
ZHAOQING, CHINA

SHAREHOLDER'S RIGHT PROXY AND OPERATION MANAGEMENT SERVICE AGREEMENT

This shareholder's right proxy and operation management service agreement (the “Agreement”) is entered into on the 19th day of July, 2010 in Zhaoqing, China by:

Party A: Zhaoqing Haoyan Industrial Co., Ltd., an enterprise registered in Zhaoqing, People’s Republic of China (the “PRC”), and the registration number of its legal and valid business license is 441200000012090, and its legal address is Dawang Industrial Park, High and new technology development Zone, Zhaoqing;

Party B: Jinhao New Energy (Zhaoqing) Development Co., Ltd., a wholly-foreign owned enterprise registered in Zhaoqing, PRC, and the registration number of its legal and valid business license is 441200400011498;

Party C: Jinhao Motorcycle Company Limited, an enterprise registered in Hong Kong, and the registration number is , the legal representative is and its legal address is ;

Party D: Guangdong Jinhao Motorcycle Co., Ltd., a joint venture registered in Zhaoqing, and the registration number of its legal and valid business license is 441200400008320, and its legal address is Dawang Industrial Park, High and new technology development Zone, Zhaoqing.

Whereas:

1

Party A and Party C are the shareholders of Guangdong Jinhao Motorcycle Co., Ltd. (hereinafter referred to as “Guangdong Jinhao”); Party A holds 51% share equity of Guangdong Jinhao and Party C holds 49% share equity of Guangdong Jinhao.

2

Jinhao New Energy (Zhaoqing) Development Co., Ltd. (hereinafter referred to as “Party B”) is a wholly-foreign owned enterprise incorporated and existing within the territory of China in accordance with the law of the PRC, and the registration number of its legal and valid business license is 441200400011498 and its legal address is Painting workshop and No.1 factory, Guangdong Jinhao Motorcycle Co., Ltd., Dawang Industrial Park, High and new technology development Zone, Zhaoqing.

3

Party A desires to entrust Party B to exercise its shareholder’s rights in Guangdong Jinhao, including but not limited to shareholder voting right (or any similar right to decide or express its attitude as a shareholder), the right to appoint director(s) and any other rights Party A is entitled to as the shareholder of Guangdong Jinhao pursuant to laws, regulations and articles of association of Guangdong Jinhao (the “Shareholder’s Rights”), and appoint the person(s) designated by Party B as the proxy. Party B is willing to accept such proxy.

4	The Parties of this Agreement agree that, Guangdong Jinhao shall pay Party B the operation management service fee.

Therefore, in accordance with laws and regulations of the People’s Republic of China, the Parties agree as follows after friendly consultation based on the principle of equality and mutual benefit.

Article 1 Proxy of Shareholder’s Rights

1.1

Party A agrees to entrust Party B to exercise its Shareholder’s Rights in Guangdong Jinhao, and appoint the person(s) designated by Party B as the proxy, and Party B is willing to accept such proxy subject to the terms and conditions of this Agreement.

1.2	The term of this proxy (the “Proxy Period”) shall be from the effective date of this Agreement to the earlier of the following:

	(1)	the winding up of Guangdong Jinhao, or

	(2)	the date on which Party B or Party C completes the acquisition of Guangdong Jinhao.

1.3

During the Proxy Period, Party B shall excise the Shareholder’s Rights as the proxy for Party A in Guangdong Jinhao, including without limitation the following: to manage the operation of Guangdong Jinhao for Party A exclusively, including nominate and replace the director(s) of Guangdong Jinhao and engage the management of Guangdong Jinhao. Party A shall make shareholder’s resolutions and a board of directors’ resolutions accordingly based on the decision of Party B.

1.4	Party A shall pay Party B through Guangdong Jinhao according to Article 2 of this Agreement.

1.5	During the Proxy Period, Party A’s rights and obligations include:

	(1)	to hand over all of business materials together with business license and corporate seal(s) of Guangdong Jinhao processed by it to Party B as of the effectiveness date of this Agreement;

	(2)	Party A shall not make any decision regarding Guangdong Jinhao’s operations without the prior written consent of Party B;

	(3)	to have the right to know the business conditions of Guangdong Jinhao at any time and provide proposals;

	(4)	to assist Party B in carrying out the proxy of Shareholder’s Rights upon Party B’s requests;

	(5)	not to intervene Party B’s management over Guangdong Jinhao in any form by making use of shareholder’s power;

	(6)	not to entrust or grant its Shareholders’ Rights in Guangdong Jinhao to a third party other than Party B without Party B’s prior written consent;

	(7)	not to terminate this Agreement unilaterally with for any reason whatsoever;

	(8)	other rights and perform other obligations under the Agreement.

1.6	During the Proxy Period, Party B’s rights and obligations include:

	(1)	to appoint director(s) of Guangdong Jinhao;

	(2)	to nominate and decide tighter with Party C the legal representative, general manager, deputy general manager, financial manager and other senior managerial personnel of Guangdong Jinhao;

(3)

other rights and perform other obligations under the Agreement.

Article 2 Operation Management Service

2.1

The Parties agree, in consideration of the proxy of Shareholder’s Rights for Party A and operation management services for Guangdong Jinhao provided by Party B hereunder, Guangdong Jinhao shall pay an operation management service fee (the “Management Fee”) to Party B, which shall be equal to the 51% of the earnings before tax (if any) of Guangdong Jinhao. The Management Fee shall be as follows: during the Proxy Period, the Management Fee shall be equal to 51% of Guangdong Jinhao’s estimated earnings before tax, being the monthly revenues after deduction of operating costs, expenses and taxes other than income tax. If the earnings before tax is zero, Guangdong Jinhao is not required to pay the e Management Fee; if Guangdong Jinhao sustains losses, 51% of such losses will be carried over to next month and deducted from next month’s Management Fee. The Parties shall calculate, and Guangdong Jinhao shall pay, the monthly Management Fee within 20 days of the following month.

2.2

The Parties agree and acknowledge, during the Proxy Period, Party B shall assume 51% of the operation risks out of Guangdong Jinhao and bear 51% of the losses of Guangdong Jinhao. If Guangdong Jinhao has no sufficient funds to repay its debts, Party B is responsible for paying 51% of these debts on behalf of Guangdong Jinhao.

2.3

The Parties agree and acknowledge, during the Proxy Period, whereas Guangdong Jinhao shall pay the Management Fee to Party B and Party B shall bear 51% of the operation risks of Guandong Jinhao, Party A shall not pay Party B any other consideration. Party A hereby irrevocably waives any immunity regarding Article 2 of this Agreement, to which Party A is entitled to in accordance with the laws and jurisdictions of PRC or elsewhere, whatever such immunity is procedural or substantial.

Article 3 Representations and Warranties

The Parties hereto hereby make the following representations and warranties to other Parties as of the date of this Agreement that:

(1)	has the right to enter into and the ability to perform the Agreement;

(2)	the execution and delivery of this Agreement by each Party have been duly authorized by all necessary corporate action;

(3)	the execution of this Agreement by the officer or representative of each Party has been duly authorized:

(4)	Each Party has no reasons that will prevent this Agreement from becoming a binding and effective agreement among the Parties after execution;

(5)

the execution and performance of the obligations under this Agreement will not: (a) violate any provision of the business license, articles of association or other similar documents of its own; (b) violate any provision of the laws and regulations of PRC or other governmental or regulatory authority or approval; or (c) violate or result in a breach of any contract or agreement to which the Party is a party or by which it is bound.

Article 4 Effectiveness

This Agreement shall take effect after it is duly executed by the authorized representatives of the Parties hereto with corporate seals affixed.

Article 5 Liability for Breach of Agreement

During the term of this Agreement, any violation of any provisions herein by either Party constitutes breach of contract and the breaching Party shall compensate the non-breaching party for the loss incurred as a result of this breach.

Article 6 Force Majeure

The failure of either party to perform all or part of the obligations under the Agreement due to force majeure shall not be deemed as breach of contract. The affected party shall present promptly valid evidence of such force majeure, and the failure of performance shall be settled through consultations between the parties hereto.

Article 7 Governing Law

The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the PRC.

Article 8 Settlement of Dispute

Any disputes under the Agreement shall be settled at first through friendly consultation between the Parties hereto. In case no settlement can be reached through consultation, each Party shall have the right to submit such disputes to China International Economic and Trade Arbitration Commission South China Sub-Commission in Shenzhen. The Place of arbitration is Shenzhen. The arbitration award shall be final and binding on the Parties.

Article 9 Confidentiality

The parties hereto agree to cause its employees or representatives who has access to and knowledge of the terms and conditions of this Agreement to keep strict confidentiality and not to disclose any of these terms and conditions to any third party without the expressive requirements under law or request from judicial authorities or governmental departments or the consent of the other party, otherwise such party or personnel shall assume corresponding legal liabilities. The obligations of confidentiality of this Article shall survive after the termination of this Agreement.

Article 10 Severability

10.1	Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2.	In the event of the foregoing paragraph, the Parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11 Non-waiver of Rights

11.1	Any failure or delay by any Party in exercising its rights under this Agreement shall not constitute a waiver of such right.

11.2

Any failure of any Party to demand the other Parties to perform its obligations under this Agreement shall not be deemed as a waiver of its right to demand the other party to perform such obligations later.

11.3

If a Party excuses the non-performance by another Party of certain provisions under this Agreement, such excuse shall not be deemed to excuse any future non-performance by the other Parties of the same provision.

Article 12 Non-transferability

Unless otherwise specified under this Agreement, no Party can assign or delegate any of the rights or obligations under this Agreement to any other party nor can it provide any guarantee to such other party or carry out other similar activities without the prior written consent from the all Parties hereto.

Article 13 Miscellaneous

13.1

Any and all taxes arising from execution and performance of this Agreement and during the course of the entrusted management and operation shall be borne by the Parties respectively pursuant to the provisions of laws and regulations.

13.2

Any amendment entered into by the Parties hereto after the effectiveness of this Agreement shall be an integral part of this Agreement and have the same legal effect as part of this Agreement. In case of any discrepancy between the amendment and this Agreement, the amendment shall prevail. In case of several amendments, the amendment with the latest date shall prevail.

13.3

This Agreement is executed by Chinese and English and both the English version and Chinese version shall have the same effect. Each of the original Chinese and English versions of this Agreement shall be executed in four copies and each Party shall hold one.

13.4	In witness hereof, the Agreement is duly executed by the Parties hereto on the date first written above.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

(Page of signature only)

Party A: Zhaoqing Haoyan Industrial Co., Ltd.

(official seal)

Authorized representative:
(signature)

Party B: Jinhao New Energy (Zhaoqing) Development Co., Ltd.

(official seal)

Authorized representative:
(signature)

Party C: Jinhao Motorcycle Company Limited

(official seal)

Authorized representative:
(signature)

Party D: Guangdong Jinhao Motorcycle Co., Ltd.

(official seal)

Authorized representative:
(signature)